Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of The Greater Cannabis Company, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Aitan Zacharin, Chief Executive Officer and Chief Financial Officer of The Greater Cannabis Company, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

THE GREATER CANNABIS COMPANY, INC.

November 14, 2022	/s/ Aitan Zacharin
Chief Executive Officer and Chief Financial Officer (Principal executive, financial and accounting officer)